                                                                   EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Fleet Bank, National Association


    We consent to the incorporation by reference herein in Amendment No. 2 to Form S-4 of Fleet Financial Group, Inc. of our report dated January 18, 1996 relating to the consolidated statement of condition of National Westminster Bancorp, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statement of operations, statement of changes in equity capital and statement of cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated March 25, 1996 and to the reference to our Firm under the heading "Experts" in the Registration Statement. Our report refers to changes in the methods of accounting for investments and accounting for postretirement benefits other than pensions.


                                           KPMG PEAT MARWICK LLP


New York, New York
December 23, 1996